SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                  [ ] Confidential, For Use of the Commission Only
[X] Definitive Proxy Statement                           (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EQUINOX SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration No.:

    (3) Filing Party:

    (4) Date Filed:, but not in printed Proxy Statement sent to stockholders

EQUINOX
--------------------------------------------------------------------------------
Equinox Systems Inc.
One Equinox Way
Sunrise, Florida 33351

WWW.EQUINOX.COM

                                                                  April 28, 2000


Fellow Equinox Shareholders:

         I am pleased to invite you to the Annual Meeting of Shareholders of Equinox Systems.

         The meeting will be held on June 15, 2000 at the Sunrise Hilton, 3003 North University Drive, Sunrise, Florida. The matters to be acted upon at the meeting are described in the attached Proxy Statement.

         I have also included the Equinox 1999 Annual Report, which includes detailed financial information and a discussion of business activities at Equinox. As we have done at previous annual meetings, in addition to considering the matters described in the Proxy Statement, we will review the highlights of the past year and discuss the opportunities ahead for Equinox.

         We look forward to your participation and strongly encourage you to sign and mail your proxy card promptly to ensure that your shares will be represented, whether or not you plan to attend at the annual meeting.

                                          Sincerely,



                                          William A. Dambrackas

                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              EQUINOX SYSTEMS INC.

                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 2000

                     ---------------------------------------



To the shareholders of
  Equinox Systems Inc.:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Equinox Systems Inc., a Florida corporation (the "Company"), will be held at the Sunrise Hilton, 3003 North University Drive, Sunrise, Florida on June 15, 2000 at 9:30 A.M., local time, for the following purposes:

         1. To elect four Directors of the Company, to serve until the annual meeting of shareholders to be held in 2001 or until their respective successors are duly elected and qualified;

         2. To consider and vote upon a proposal to adopt the 2000 Directors Stock Option Plan (the "Plan"); and

         3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         All shareholders are cordially invited to attend, although only shareholders of record at the close of business on April 28, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors,



                                       ROBERT F. WILLIAMSON, JR.
                                       SECRETARY

Ft. Lauderdale, Florida
April 28, 2000

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                              EQUINOX SYSTEMS INC.

                                ------------------
                                 PROXY STATEMENT
                                ------------------




                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Equinox Systems Inc., a Florida corporation (the "Company"), to be voted at the 2000 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 9:30 A.M., local time, June 15, 2000 at the Sunrise Hilton, 3003 North University Drive, Sunrise, Florida, for the purposes set forth in the preceding notice. The approximate date on which this proxy statement and the form of proxy were first sent or given to the shareholders of the Company was May 15, 2000.

         The complete mailing address of the Company's principal executive headquarters is Equinox Systems Inc., One Equinox Way, Sunrise, Florida 33351.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective unless written notice of the revocation is received by the Company at or prior to the Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of four Directors of the Company, to serve until the annual meeting of shareholders to be held in 2001 or until their respective successors are duly elected and qualified;

         2. To consider and vote upon a proposal to adopt the 2000 Directors Stock Option Plan (the Plan); and

         3. Such other business as may properly come before the Meeting and any adjournments thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the nominees for Director named herein and (ii) FOR the proposal to adopt the Plan and (iii) in their discretion upon such other business as may be properly brought before the meeting and each adjournment thereof.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only the holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock") at the close of business on April 28, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the close of business on April 28, 2000, there were 5,447,239 shares of the Common Stock outstanding. The presence in person or by proxy of a majority of the shares entitled to vote at the Meeting shall constitute a quorum at the Meeting. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for the approval of the proposal to adopt the Plan and any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting from time to time without further notice.

                          SECURITY OWNERSHIP BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of Common Stock of the Company which were owned beneficially as of April 17, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each Director, (iii) each Named Executive Officer (see "Executive Compensation") and (iv) the Directors and Executive Officers of the Company as a group:

            Name and Address of Beneficial Owner (1)            Common Stock Beneficially Owned
        ------------------------------------------------    ---------------------------------------

            Directors and Executive Officers                        Shares             Percent
        --------------------------------------------              --------------    ----------
             William A. Dambrackas (2) (3)                              874,066       11.5%
             Mark Kacer (2)                                             205,512        2.5%
             Robert F. Gintz (2)                                        104,945         *
             Robert S. Sowell (2)                                        99,258        1.0%
             Robert F. Williamson, Jr. (2) (4)                           25,500         *
             Thomas E. Garrett (2)                                       21,759         *
             James J. Felcyn, Jr. (2)                                    18,750         *
             James W. Davidson (2)                                        - 0 -         *
             Charles A. Reid (2)                                          - 0 -         *
                                                                  --------------
             All directors and executive officers
                 as a group (9 persons) (2) (3) (4)                   1,349,790       15.6%
                                                                  ==============
           5% Beneficial Owners,
        ------------------------------------------------------
             FMR Corp.
             82 Devonshire Street
             Boston, MA 02109 (5)                                       535,000        9.8%

             Dimensional Fund Advisors
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA 90401 (5)                                 301,900        5.5%

             G. Kevin Doren
             8202 Avalon Drive
             Mercer Island, WA 98040 (5)                                284,556        5.2%

(*)  Less than 1%.
(1) Unless otherwise indicated, (i) the address of each of the beneficial owners is c/o Equinox Systems Inc., One Equinox Way, Sunrise, FL 33351,
     (ii) all shares are owned directly, (iii) each person has sole investment and voting power, and (iv) the share ownership is as of April 17, 2000.
(2) Includes shares of Common Stock subject to stock options exercisable within 60 days of April 17, 2000 in the following amounts: Mr. Dambrackas (456,882), Mr. Kacer (117,102), Mr. Gintz (104,945), Mr. Sowell (91,008),
     Mr. Williamson (21,500), Mr. Garrett (21,759), Mr. Felcyn (18,750) and all directors and executive officers as a group (831,946).
(3) Includes 30,000 shares held by Mr. Dambrackas as custodian for his children.
(4)  Includes 750 shares held by Mr. Williamson's spouse.
(5) Based on information included on Schedule 13-G, which reports share ownership as of December 31, 1999.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES

          The Articles of Incorporation of the Company provide that the Board of Directors shall consist of at least one director, with the exact number of directors to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at four for the ensuing year. Each director elected at the Meeting will serve for a term expiring at the 2001 Annual Meeting of Shareholders, expected to be held in June 2001, or until his successor has been duly elected and qualified.

          The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to serve; however, in the event that a nominee for a directorship to be elected by the holders of Common Stock is unable to serve or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other persons as may be designated by the Board of Directors.

          The following table sets forth certain information with respect to each nominee for election to the Board of Directors of the Company:

                                                                                  Director
Name (1) (2)                       Position(s) with the Company                   Since
-------------------------------    ---------------------------------------        -----------
William A. Dambrackas              President, Chief Executive Officer,            1983
                                   Chairman of the Board of Directors
James J. Felcyn, Jr. (2)(3)        Director                                       1998
Charles A. Reid (2)                Director                                       2000
James W. Davidson (2)(3)           Director                                       2000

(1)      See "Management - Executive Officers and Directors" for biographical information.

(2)      Member of the Audit Committee of the Board of Directors.

(3)      Member of the Compensation Committee of the Board of Directors.

COMMITTEES

         The principal standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

         The Audit Committee is currently comprised of Mr. Davidson, Mr. Felcyn and Mr. Reid. The Audit Committee meets with management regarding the internal controls of the Company and the objectivity of its financial reporting. The Committee also meets with the Company's independent auditors and with appropriate Company financial personnel concerning these matters. Other functions of the Audit Committee include recommending to the officers the appointment of the independent auditors and reviewing the Company's audited financial statements and the auditors' report thereon with the auditors and management. The Company believes the structure and composition of the Committee meets the new requirements for Nasdaq listed companies effective June 2001. The Audit Committee is currently in process of reviewing a draft of a formal charter. The Audit Committee met four times during the year ended December 31, 1999.

         The Compensation Committee is currently comprised of Mr. Felcyn and Mr. Davidson. The Compensation Committee's responsibilities consist of recommending, reviewing and approving the salary and fringe benefits policies of the Company, reviewing compensation policies for directors and reviewing and approving the compensation of officers of the Company. The Compensation Committee's responsibilities also include administering the Company's Stock Option Plans and recommending and approving stock options granted under those plans. The Compensation Committee also reviews the Company's employee benefit plans and recommends amendments to the plans, subject to approval by the Company's Board of Directors and the shareholders of the Company, where appropriate. The Compensation Committee met three times during the year ended December 31, 1999.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

         The Company pays each director who is not an officer or employee of the Company a fee of $2,000 for attendance at each meeting of the Board of Directors, and $1,000 for each Audit Committee, Compensation Committee or special issue meeting held during the year. In addition, the Company's directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings. In 1993, the Company established for its independent directors the Directors Stock Option Plan, which provides for an automatic grant of an option to purchase 15,000 shares of Common Stock upon a person's election as a director and an automatic grant of an option to purchase an additional 3,750 shares of Common Stock upon each re-election as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of the grant. A total of 120,000 shares of Common Stock were reserved for issuance upon exercise of options granted under the Directors Stock Option Plan of which 3,750 are currently available for stock option grants. Options granted under the Directors Stock Option Plan generally become exercisable, in full, six months after the date of grant and expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Stock Option Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Plan. See "Proposal to Approve Adoption of the Company's 2000 Directors Stock Option Plan," below. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.
         The Board of Directors of the Company held a total of seven meetings during the year ended December 31, 1999. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

                  MANAGEMENT - EXECUTIVE OFFICERS AND DIRECTORS

                                                                              Executive Officer    Director
                               Age        Position(s) with the Company              Since           Since
--------------------------    -------    --------------------------------     -----------------    --------
William A. Dambrackas           56    President, Chief Executive Officer
                                      Chairman of the Board of Directors            1983            1983
Robert F. Williamson, Jr.       55    Vice President, Finance and Chief             1999             --
                                      Financial Officer
Mark Kacer                      43    Vice President, Operations                    1990             --
Robert F. Gintz                 43    Vice President, Development                   1988             --
Robert S. Sowell                53    Vice President, Technical Support             1995             --
Thomas E. Garrett               64    Vice President, Sales                         1996             --
James J. Felcyn, Jr.            57    Director                                       --             1998
Charles A. Reid                 56    Director                                       --             2000
James W. Davidson               56    Director                                       --             2000

         WILLIAM A. DAMBRACKAS founded the Company in February 1983 and has served as President, Chief Executive Officer and a director since its inception. Mr. Dambrackas has also served as Chairman of the Board of Directors since February 1993. Mr. Dambrackas is currently a member of the Board of Directors of Focus Enhancements, Inc., a supplier of video scan conversion products to the computer display and television industries.

         ROBERT F. WILLIAMSON, JR. joined the Company in November 1999, as Vice President, Finance and CFO. He served as a Director of the Company from June 1995 through January 2000. Prior to joining Equinox, he was Vice-President, Finance and CFO of Data Net Corporation from its inception in 1984 to October 1999. Data Net filed a Chapter 7 bankruptcy proceeding in the United States Bankruptcy Court for the Southern District of Florida in November 1999.

         MARK KACER joined the Company in 1986 as Manager of Financial Accounting. Since that time he has held several positions at the Company, including Director, Sales and Service Administration and Vice President, Finance and Administration and CFO. Mr. Kacer served as a member of the Board of Directors from February 1993 to January 2000. Since December 1999, Mr. Kacer has served as Vice President, Operations.

         ROBERT F. GINTZ joined the Company in 1985 as Director of Marketing. Since that time he has held several positions at the Company, including Vice President, Marketing. Since April 1993, Mr. Gintz has served as Vice President, Development.

         ROBERT S. SOWELL joined the Company in 1984 as Manager of Sales Support. Since that time he has held several positions at the Company, including Vice President, Technical Operations. Since December 1999, Mr. Sowell has served as Vice President, Technical Support.

         THOMAS E. GARRETT joined the Company in 1995 as Director of Distribution Sales. Since August 1996, Mr. Garrett has served as Vice President, Sales.

         JAMES J. FELCYN, JR. has served as a director of the Company since May 1998. Mr. Felcyn also has served as a member of the Audit and Compensation Committees since joining the Company's Board of Directors. Mr. Felcyn currently is a private investor. Mr. Felcyn was Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Citrix Systems, Inc., a leading provider of thin client/server system software, from July 1994 to December 1999. Mr. Felcyn also currently serves as a director of seven other companies; Smith Gardner & Associates, Inc, Optio Software, Inc, ChildU, Inc, LifeFiles.Com, Inc, SilverBack Technologies, Inc, MoreDirect, Inc and Emergin, Inc.

         CHARLES A. REID was appointed by the Board of Directors to serve as a director of the Company in January 2000 to fill a vacancy. Mr. Reid also has served as a member of the Audit Committee since joining the Company's Board of Directors. Mr. Reid has been a Partner at Brown Capital Advisory and Trust Co., Inc., an investment management firm, since 1998. From 1980 to 1998, Mr. Reid was a principal of Alex Brown Capital Advisory and Trust Co., Inc. Mr. Reid also previously served as a Director of the Company from March 1987 through June 1995 and from February 1996 through May 1998.

         JAMES W. DAVIDSON was appointed by the Board of Directors to serve as a director of the Company in January 2000 to fill a vacancy. Mr. Davidson also has served as a member of the Audit and Compensation Committees since joining the Company's Board of Directors. Mr. Davidson has been a Managing Director of South Atlantic Private Equity Partners IV, L.P., a venture capital investment fund, since 1997. Mr. Davidson was President of Davidson Capital Partners, a NASD member investment banking and management advisory firm, from 1991 to 1997. Mr. Davidson served as a director of Data Net Corporation from 1994 through 1999 and currently serves as a director of AccuDocs LLC and Applied Automation Tecniques, Inc.

EXECUTIVE COMPENSATION

          The following table summarizes the compensation paid by the Company during the years ended December 31, 1999, 1998 and 1997 to its Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 (the Chief Executive Officer and such other executive officers are sometimes hereinafter collectively referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                      Annual               Long-Term
                                                 Compensation (1)         Compensation
                                             -------------------------   ---------------    All Other
                                                                            Options        Compensation
                                    Year      Salary       Bonus (2)      Granted (3)          (4)
--------------------------------    ------   ----------   ------------   ---------------   -------------
William A. Dambrackas              1999      $ 219,637     $ 375,000        140,000        $ 13,750
President                          1998        211,964       325,000        140,000           1,000
                                   1997        201,781       198,000         97,500          24,538

Mark Kacer                         1999        132,301        95,000         27,000           1,000
V.P. Operations                    1998        127,516        83,000         28,000           1,000
                                   1997        122,184        65,000         15,000           1,000

Robert F. Gintz                    1999        160,224        90,000         29,000           1,000
V.P. Development                   1998        154,439        78,000         28,000           1,000
                                   1997        147,376        65,000         15,000           1,000

Robert S. Sowell                   1999        110,796        45,000         19,000           1,000
V.P. Technical Support             1998        107,064        42,000         20,000           1,000
                                   1997        101,857        20,000         15,000           1,000

Thomas E. Garrett (5)              1999        150,505        28,000         21,000           1,000
V.P. Sales                         1998        147,121        24,000         20,000           1,000
                                   1997        130,051           --          15,000           1,000

(1)  Except as noted in Footnote (4), the amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officers. The aggregate amount of such compensation for each Named Executive Officer is less than 10% of the total of annual salary and bonus of such officer.

(2)  Represents bonuses paid during the year indicated. Does not include amounts for 1999 bonuses, which were determined and paid during 2000. The Compensation Committee has the authority to grant discretionary annual bonuses to the Company's executive officers and employees. The Compensation
     Committee intends to continue such policy in the future. During February 2000, the Company paid approximately $520,000 for bonuses for all Named Executive Officers with respect to 1999, all of which had been accrued at December 31, 1999.

(3)  See the table under "Stock Options Granted During 1999" below for additional information about these options.

(4)  Represents $1,000 matching contributions to the accounts of each Named Executive Officer under the
     Company's 401(k) savings plan. Amounts paid to Mr. Dambrackas in 1999 and 1997 include payments of
     $12,750 and $23,538, respectively for earned but unused vacation pay.

(5)  Mr. Garrett's salaries shown for 1999, 1998 and 1997 include sales commission payments of $77,461,
     $80,358 and $65,648, respectively.

OPTION GRANTS TABLE

         The following table sets forth certain information concerning grants of stock options made during 1999 to the Named Executive Officers all of which were made pursuant to the Company's 1993 Stock Option Plan. The Board of Directors did not grant any stock appreciation rights in 1999.

                        STOCK OPTIONS GRANTED DURING 1999

                                                                                         Potential Realizable Value at
                                             % of Total                                      Assumed Annual Rates of
                                              Options                                     Stock Price Appreciation for
                                 Number      Granted to     Exercise                          Full Option Term (3)
                               of Options    Employees       Price       Expiration     -------------------------------
                                Granted     in 1999 (2)    Per Share        Date             5%              10%
---------------------------  --------------- -----------   -----------  -------------   -------------   ---------------
William A. Dambrackas         140,000 (1)      41.7%         $ 8.09        6-17-09         $712,286       $ 1,805,073

Mark Kacer                     27,000 (1)       8.0            8.09        6-17-09          137,369           348,121

Robert F. Gintz                29,000 (1)       8.6            8.09        6-17-09          147,555           373,908

Robert Sowell                  19,000 (1)       5.7            8.09        6-17-09           96,667           244,974

Thomas E. Garrett              21,000 (1)       6.3            8.09        6-17-09          106,843           270,761

(1)  3/16 of the number of shares granted to each Executive Officer became exercisable six months after the date of grant and the balance of the shares become exercisable in 13 equal quarterly installments thereafter.

(2)  Options to purchase 343,500 shares were granted in the year ended December 31, 1999. Of such amount, 7,500 options were granted to non-employee directors pursuant to the Company's Directors Stock Option Plan. The percentage shown in this column represents the percentage arrived at by dividing the number of options granted to the Named Executive Officers by the total number of options (336,000) granted to employees.

(3)  The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming an initial value of $8.09 per share, and the specified compound rates of appreciation of the Common Stock over the term of the options. These numbers do not take into account the terms of such options providing for forfeiture of unexercised options following termination of employment, nontransferability or applicable vesting schedules.

AGGREGATED YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning (i) options exercised during 1999 by the Named Executive Officers, the value realized at the time of exercise, and (ii) the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1999, assuming a value per share of Common Stock of $8.63 which was the average of the high and low sales price for the Common Stock on the Nasdaq National Market System on December 31, 1999. (The Board of Directors has never granted any stock appreciation rights).

         STOCK OPTIONS EXERCISED DURING 1999 AND YEAR-END OPTION VALUES

                                Number of                        Number of          Value of Unexercised
                                 Shares                     Unexercised Options     In-the-Money Options
                               Acquired on                  at December 31, 1999    at December 31, 1999
                                Exercise                      Exercisable (E)         Exercisable (E)
                              During 1999  Value Realized    Unexercisable (U)       Unexercisable (U)
   -------------------------  ----------- ----------------  -------------------     --------------------
William A.  Dambrackas               0         $      0         375,948 (E)            $  954,999 (E)
                                                                301,522 (U)               271,976 (U)

Mark Kacer                           0                0          95,536 (E)               188,084 (E)
                                                                 66,804 (U)                71,052 (U)

Robert F. Gintz                      0                0          82,879 (E)               190,168 (E)
                                                                 68,804 (U)                72,132 (U)

Robert S. Sowell                     0                0          78,752 (E)               235,648 (E)
                                                                 42,748 (U)                37,387 (U)

Thomas E. Garrett                6,014           57,236          31,122 (E)                69,570 (E)
                                                                 45,114 (U)                47,589 (U)

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee's general philosophy with respect to the compensation of its executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and annual bonus as well as a stock option plan designed to provide long-term incentives.

        The Chief Executive Officer's 1999 salary was established by the Compensation Committee in January 1999. The Compensation Committee determined the base salary based upon a number of factors including the Chief Executive Officer's contribution to the Company since its inception, his level of base salary in prior years, his accomplishments in the prior year in relation to objective goals and the compensation of chief executives in similarly situated companies. The bonus determined and paid in 1999 related to the Chief Executive Officer's performance in the prior year. The amount of the bonus was discretionary on the part of the Compensation Committee and was based upon prior years' bonuses, accomplishments of the Chief Executive Officer in 1998 toward goals established in 1998, and the compensation paid to chief executive officers in similarly situated companies.

        The 1999 salaries of the other Named Executive Officers were also established in January 1999 by the Compensation Committee. The base salaries of the other Named Executive Officers were determined by considering a number of factors including the individual officers' years of service with the Company, their level of base salary in prior years, responsibilities and importance to the Company, accomplishments in relation to specific goals, and the compensation of similarly situated officers in similarly situated companies. The bonuses determined and paid in 1999 related to the executive officers' performance in the prior year. The amounts of the bonuses were discretionary on the part of the Compensation Committee. One of the most significant factors considered was the input of the Chief Executive Officer as to the performance of the other executive officers.

        While the Compensation Committee does review the Named Executive Officers' performance against objective goals and in light of similarly situated officers in similarly situated companies, the review and analysis is informal and subjective. The Compensation Committee does not review formal analyses or documentation, but instead relies on the business experience and judgement of its individual members.

      The Company maintains the 1993 Stock Option Plan, which is designed to attract and retain qualified and competent persons who are involved in the business of the Company, including key employees and officers and directors upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In 1999, Mr. Dambrackas, the other Named Executive Officers and other key employees of the Company were granted an aggregate of 336,000 stock options under the 1993 Stock Option Plan.

      James J. Felcyn, Jr. and James W. Davidson

PERFORMANCE GRAPH

        The following graph shows the cumulative total return on the Company's Common Stock since December 31, 1994, compared to the returns of Nasdaq Composite Index and an industry group index described below. The graph assumes $100 was invested on December 31, 1994 in the Company's Common Stock, the Nasdaq Index and the industry group index.

60 MONTH CUMULATIVE TOTAL RETURN


                          [PERFORMANCE GRAPH OMITTED]




                                          12/94       12/95        12/96      12/97        12/98       12/99
   ---------------------------------    --------    ---------     -------    --------     -------     --------
   Equinox Systems Inc.                     100          115         136         257         272          204
   Nasdaq Stock market - U.S.               100          141         174         213         300          556
   Industry Group                           100          177         288         360         402          652

(1)  Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.

(2)  The industry group index is comprised of eight other high technology companies which operate in the same industry, offer similar product and have similar type customers to that of the Company. The index includes: ACT Network Inc., Ariel Corporation, Boca Research, Inc., Brooktrout Technology, Inc., Digi
     International Inc., Interphase Corporation, Performance Technologies Incorporated and SBE, Inc.
     Investments in the industry group index have been weighted based on the company's relative market capitalization at the beginning of each year.

                  PROPOSAL TO APPROVE ADOPTION OF THE COMPANY'S
                        2000 DIRECTORS STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

On March 30, 1999, the Company's Board of Directors adopted, subject to approval by the Company's shareholders, the 2000 Directors Stock Option Plan ("the 2000 Plan" or "the Plan"). The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan attached hereto as Exhibit A.

        Approval of the adoption of the 2000 Plan by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the SEC that provides an exception from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition of options and certain other transactions by officers and directors of the Company. Accordingly, shareholder approval of the adoption of the Plan is being sought in connection with this Proxy statement.

        The purpose of the 2000 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain non-employee directors through the encouragement of stock ownership in the Company by such persons. The Directors Stock Option Plan currently in existence expires in 2003 and only has 3,750 shares reserved for issuance. In furtherance of this purpose, the 2000 Plan authorizes the granting of nonqualified stock options to purchase Common Stock to persons satisfying the description above, the financing of the exercise of options and the amount of taxes payable in connection therewith, and the use of already owned Common Stock as payment of the exercise price for options granted under the 2000 Plan (such provisions being at times referred to herein as the "Stock Swap").

        The 2000 Plan provides for an automatic grant of an option to purchase 15,000 shares of Common Stock upon a person's election or appointment as a director and an automatic grant of an option to purchase an additional 3,750 shares of Common Stock upon each re-election as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of the grant. A total of 120,000 shares of Common Stock will be reserved for issuance upon exercise of options granted under the 2000 Plan. Options granted under the 2000 Plan generally become exercisable, in full, six months after the date of grant and expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the 2000 Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Plan. Directors of the Company who are also employees of the Company do not benefit from either the 1993 Plan or the 2000 Plan.

TERMS AND CONDITIONS

        All options granted under the Plan are to be evidenced by a written agreement between the Company and the grantee. Such agreements are to contain vesting schedules and other terms and conditions as the Board prescribes, consistent with the Plan.

        Under the 2000 Plan, the option price per share shall be the Fair Market Value of the Shares underlying such option on the date such option is granted. As long as the Common Stock is approved for quotation on the Nasdaq National Market, then for purposes of the Plan, the term "fair market value" is defined as the mean of the closing bid and asked prices for the Common Stock quoted on the Nasdaq National Market at the 4:00 p.m. close. On April 17, 2000, the closing bid and asked prices per share of Common Stock as reported on the Nasdaq National Market were $6.88 and $6.91 respectively. The exercise price of an option may be paid in cash, or at the sole discretion of the Board, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

        The use of owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

        No option granted under the 2000 Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option granted pursuant to the 2000 Plan will be determined by the Board at the time of the grant, but in no event will an option be exercisable after the expiration of 5 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Board determines.

        The unexercised portion of any option granted under the Plan shall automatically be terminated (a) three months after the date on which the optionee ceases to be a Director for any reason other than (i) Cause (as defined in the Plan); or (ii) death; (b) immediately upon the removal of the optionee as a Director for Cause; (c) one year after the date on which the optionee ceases to be Director by reason of the death of the optionee.

        To prevent dilution of the rights of a holder of an option, the Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Plan.

        The Plan will expire in 2010 and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Board may amend, suspend or terminate the 2000 Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Board may not amend the 2000 Plan to (a) increase the number of shares of Common Stock reserved for issuance or change the class of persons eligible to receive options, without first obtaining shareholder approval, (b) permit the granting of options that expire beyond the maximum 5-year period, or (c) extend the termination date of the 2000 Plan.

FEDERAL INCOME TAX EFFECTS

        The Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The Federal income tax treatment for directors of the Company ("Reporting Persons") is a result of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. If a Reporting Person exercises an option prior to the expiration of the holding period required by Rule 16b-3 (which holding period lasts for six months following the acquisition of the option), unless the Reporting Person makes an 83(b) Election, as described below, the Reporting Person will recognize ordinary income upon the expiration of the holding period or such earlier date on which the person ceases to be a Reporting Person. The amount of ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the shares at the time that the income is recognized. A Reporting Person, however, is entitled to elect under Section 83(b) of the Code (the "83(b) Election"), within 30 days after exercising an option, to treat as ordinary income the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price and no further ordinary income will be recognized irrespective of whether the fair market value of the shares has increased or decreased at the expiration of the applicable period under Section 16(b). The Company's deduction is dependent upon when a Reporting Person recognizes ordinary income.

         If an optionee exercises a nonqualified stock option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise (which is equal to the number of shares surrendered on such exercise) will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO
                    ADOPT A NEW DIRECTORS STOCK OPTION PLAN.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's independent certified public accountant for the year ended December 31, 1999 was, and for the year ended December 31, 2000 will be, the firm of Arthur Andersen LLP. Representatives of such firm are expected to attend the Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company no later than December 29, 2000 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Meeting. Should any unanticipated business properly come before the Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

         The Company's Annual Report to its shareholders is being mailed with this proxy statement; however, the Annual Report does not form a part of this proxy statement or the Company's solicitation of proxies.

                                       By Order of the Board of Directors,


                                       ROBERT F. WILLIAMSON, JR.
                                       SECRETARY

Ft. Lauderdale, Florida
April 28, 2000

                                                                       EXHIBIT A

                              EQUINOX SYSTEMS INC.

                       -----------------------------------

                        2000 DIRECTORS STOCK OPTION PLAN

                       -----------------------------------


         1. PURPOSE. The purpose of this Plan is to advance the interests of EQUINOX SYSTEMS INC., a Florida corporation, by providing an additional incentive to attract and retain nonemployee directors through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

               (a) "Annual Meeting Date" shall mean 5:00 p.m. on the date of the annual meeting of the Company's shareholders at which the Directors are elected.

               (b) "Board" shall mean the Company's Board of Directors.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (d) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

               (e) "Company" shall refer to EQUINOX SYSTEMS INC., a Florida corporation.

               (f) "Director" shall mean a member of the Board.

               (g) "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company. For purposes of this Plan, a director who does not receive regular compensation from the Company or its subsidiaries, other than directors' fees and reimbursement for expenses, shall not be considered to be an employee of the Company, even if such director is an officer of a subsidiary of the Company.

               (h) "Fair Market Value" of the Common Stock on any date of reference shall be the Closing Price on the business day immediately preceding such date of the Common Stock; provided, that for purposes of grants made on the Initial Grant Date to persons are Eligible Directors on the Effective Date, the term "Fair Market Value" shall mean the initial public offering price per share of Common Stock. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days.

               (i) "Initial Grant Date" means the date on which a person is elected or appointed as a member of the Board.

               (j) "Option" (when capitalized) shall mean any option granted under this Plan.

               (k) "Option Agreement" means the agreement between the Company and the Optionee for the grant of an option.

               (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

               (m) "Parent" means a "parent corporation" as defined in Section 425(e) and (g) of the Code.

               (n) "Plan" shall mean this Directors Stock Option Plan for the Company.

               (o) "Share(s)" shall mean a share or shares of the Common Stock.

               (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AND OPTIONS. Subject to Section 9 of this Plan, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to One Hundred Twenty Thousand (120,000) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4.    GRANTS OF OPTIONS.

               (a) On the Initial Grant Date, each Eligible Director shall receive the grant of an Option to purchase 15,000 Shares.

               (b) Each Eligible Director shall receive an annual grant of an Option to purchase 3,750 Shares on each Annual Meeting Date subsequent to his election as a director of the Company or commencement of the Plan, beginning with the first Annual Meeting Date after the Initial Grant Date.

               (c) Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Board may determine.

         5. EXERCISE PRICE. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The exercise price of any Shares purchased shall be paid in cash, by certified or official bank check or personal check, by money order, with Shares or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

         7. EXERCISE SCHEDULE FOR OPTIONS. Each Option granted hereunder shall not be exercisable until after six months following its grant to an eligible director. Thereafter, such option shall be exercisable in full. The expiration date of an Option shall be 5 years from the date of grant of the Option.

         8.    TERMINATION OF OPTION PERIOD.

               (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                    (i) three months after the date on which the Optionee ceases to be a Director for any reason other than by reason of (A) "Cause" (which, for purposes of this Plan, shall mean the removal of the Optionee as a Director by reason of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary), or (B) death;

                    (ii) immediately upon the removal of the Optionee as a Director for Cause;

                    (iii) one year after the date the Optionee ceases to be a Director by reason of death of the Optionee;

               (b) The Board in its sole discretion may, by giving written notice ("Cancellation Notice"), cancel any Option that remains unexercised on the date of the consummation of any corporate transaction:

                    (i) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                    (ii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

Any Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

         9.    ADJUSTMENT OF SHARES.

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                    (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                    (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) Subject to the specific terms of any Option, the Board may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Board's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(i) or (ii) hereof.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                    (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                    (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan.

         13. INTERPRETATION. If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         14.   TERM OF PLAN; AMENDMENT AND TERMINATION OF THE PLAN.

               (a) This Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the date of the Board's adoption of this Plan.

               (b) The Board may from time to time amend the Plan or any Option; PROVIDED, HOWEVER, that, without approval by the Company's shareholders, no such amendment shall (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of Shares or other securities reserved for issuance upon the exercise of Options, (iii) materially modify the requirements as to eligibility for participation under the Plan or
(iv) otherwise involve any other change or modification requiring shareholder approval under Rule 16b-3 of the Securities Act of 1933, as amended; and, PROVIDED, FURTHER, that, except to the extent otherwise specifically provided in
Section 8, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

               (c) Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to nonemployee directors, the exercise price per share under each such Option, when and under what circumstances an Option will be granted and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

               (d) The Board, without further approval of the Company's shareholders, may at any time terminate or suspend this Plan. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated. The rights and obligations under any Option granted to any Optionee while this Plan is in effect shall not be altered or impaired by the suspension or termination of this Plan without the consent of such Optionee.

         15. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

COMMON STOCK PROXY

                              EQUINOX SYSTEMS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of shares of Common Stock of EQUINOX SYSTEMS INC., a Florida Corporation (the "Company"), hereby appoints William A. Dambrackas and Robert F. Williamson, Jr., and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sunrise Hilton, 3003 North University Drive, Sunrise, Florida at 9:30 a.m., local time, June 15, 2000, and at all adjournments thereof with authority to vote said Common Stock on the matters set forth on the reverse side:

The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                      Please mark, sign, date and mail your
                       proxy card back as soon as possible

                         Annual Meeting of Shareholders
                              EQUINOX SYSTEMS INC.

                                  June 15, 2000




                 Please Detach and Mail in the Envelope Provided

A Please mark your votes with an [X] in the space provided next to each issue to be voted.

                 FOR nominees     WITHHOLD                The Board of Directors
                 Listed at        AUTHORITY               recommends a vote FOR
                 right, (except   to vote                 each proposal
                 as marked to     for nominees
                 the contrary
                 below)
1.  ELECTION OF                                 NOMINEES: William A. Dambrackas
    DIRECTORS                                             James W. Davidson
                 --------------   ------------            James J. Felcyn, Jr.
                                                          Charles A. Reid

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name on the list at right.)

                                        FOR           AGAINST         ABSTAIN
2.  ADOPT THE 2000 DIRECTORS
    STOCK OPTION PLAN               - - - - - -     - - - - - -     - - - - - -


3. In their discretion, upon such other business as may be properly brought before the meeting and each adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.


(Signature)__________________(Signature)_________________Date             , 2000

Note: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ABOVE. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES AND SUBMIT EVIDENCE OF APPOINTMENT UNLESS PREVIOUSLY FURNISHED TO THE COMPANY OR ITS TRANSFER AGENT. ALL JOINT OWNERS SHOULD SIGN.